Exhibit 99.2

From the President

February 21, 2019

TO: All Members

SUBJECT: Full Year and Fourth Quarter 2018 Financial Results and Dividend Payments

I am pleased to share our year-end and fourth quarter 2018 earnings release, which includes the following highlights:

•	Net income of $347.2 million, highest in the Bank’s 86-year history

•	Advances at $82.5 billion, highest ever

•	Retained earnings at $1.3 billion, highest ever

•	Highest contribution to affordable housing programs ever, at $38.7 million

•	Dividends of 7.75 percent annualized on activity stock; 4.5 percent annualized on membership stock

We are pleased with these results, which outpaced 2017’s record earnings of $339.6 million. Our results for the year are a demonstration of the solid, consistent performance that enables us to achieve our mission every day. We are especially gratified that our results have allowed us to increase both our community dividends and our cash dividends.

The Board and management remain committed to returning a substantial portion of earnings to our membership while maintaining prudent capitalization. And because we recognize that a consistent, predictable dividend is desirable to our membership, we anticipate maintaining similar rates for dividends paid in 2019. (Of course, market and other conditions can be unpredictable, and their impact on the Bank’s results of operations and financial condition may result in lower dividend rates than anticipated.)

Dividend Payments

Based on fourth quarter performance, the Board of Directors declared quarterly dividends of 7.75 percent annualized on activity stock and 4.5 percent annualized on membership stock. Dividends will be calculated on your average capital stock held during the period Oct. 1 to Dec. 31, 2018, and will be credited to your Demand Deposit Account (DDA) tomorrow, Feb. 22.

As a reminder, our quarterly conference call is scheduled for Wednesday, Feb. 27, at 9 a.m. If you have yet to register, you may do so by clicking here.

Sincerely,

Winthrop Watson

President and Chief Executive Officer

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of the Bank’s operations. These statements may be identified by the use of forward-looking terminology such as “will,” “expects,” “may” or other variations on these terms. The Bank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: political events, including legislative, regulatory, judicial or other developments that affect the Bank, its members, counterparties or investors; regulatory actions and determinations; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term debt rating of the Bank and/or other Federal Home Loan Banks; changes in demand for advances or consolidated obligations of the Bank and/or of the Federal Home Loan Bank System; the effects of accounting for derivatives, trading investments, OTTI, and allowance for credit losses; volatility of market prices, rates and indices and the timing and volume of market activity; changes in the Bank’s capital structure; membership changes, including changes resulting from member failures, mergers or changes in principal place of business; soundness of other financial institutions, including the Bank’s members, nonmember borrowers and the other Federal Home Loan Banks; changes in the value or liquidity of collateral underlying advances to the Bank’s members or nonmember borrowers or collateral pledged by derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with the Bank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including the availability of other sources of funding for members; the willingness of members to do business with the Bank; the ability of the Bank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other Federal Home Loan Banks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which the Bank has joint and several liability; and adverse developments or events affecting or involving other Federal Home Loan Banks, housing GSEs or the Federal Home Loan Bank System in general. Additional risks that might cause the Bank’s results to differ from these forward-looking statements are provided in detail in the Bank’s filings with the SEC, which are available at http://www.sec.gov.